Exhibit T3F

Cross Reference Sheet

TIA Section	Indenture
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	n/a
(b)	7.08; 7.10; 12.02
(b)(1)	7.10
(c)	n/a
311 (a)	7.11
(b)	7.11
(c)	n/a
312 (a)	2.06
(b)	12.03
(c)	12.03
313 (a)	7.06
(b)(1)	n/a
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.02; 4,04; 12,02
(b)	n/a
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	n/a
(d)	n/a
(e)	12.05
(f)	n/a
315 (a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316 (a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	n/a
(b)	6.08
(c)	8.04
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05;7.12
318(a)	12.01